Exhibit 10.2

Purchase Money Security Agreement

This Purchase Money Security Agreement (this “Agreement”) is dated as of August 8, 2025, by and between Dawson Operating LLC, a Texas limited liability company (the “Company”), having an office at 508 West Wall, Suite 800 Midland, TX 79701 and GTC, Inc., a Texas corporation (together with its successors and assigns and subsequent holders of the Secured Indebtedness, the “Secured Creditor”), having its office at 7007 Pinemont Drive, Houston, Texas 77040.

Whereas the Company, together with its parent, Dawson Geophysical Company, a Texas corporation, (“Parent”) has issued to the Secured Creditor a Secured Promissory Note dated of even date herewith as the first of a series of three secured promissory notes (the “Notes”) issued and to be issued to the Company by the Secured Creditor made in connection with the purchase by the Company of the Collateral described herein;

Now, Therefore, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Grant of Security Interest. The Company hereby pledges, hypothecates, transfers, grants and assigns to the Secured Creditor, and agrees that the Secured Creditor shall have, a security interest in and lien on the following:

(a)	All equipment purchased by the Company from the Secured Creditor pursuant to that certain Equipment Purchase Agreement dated on or about the date of this Agreement, as such Equipment Purchase Agreement may be amended from time to time, including 100,000 new Pioneer single channel nodes and supporting equipment;
(b)	All rights of the Company under the Intercompany Leases described below; and

(c)	All proceeds of the foregoing.

All of the foregoing being referred to herein as the “Collateral.” The terms “equipment” and “proceeds” as used herein shall have the meanings specified from time to time in the Uniform Commercial Code as in effect in the State of Texas (the “UCC”).

2.Obligations Secured. The Collateral secures the payment in full, when due, of any and all principal, interest, expenses, fees and other sums payable by the Company to the Secured Creditor under the Notes and this Agreement and all reasonable costs and expenses incurred in connection with enforcement and collection thereof, including the reasonable fees, charges and disbursements of outside counsel for the Secured Creditor (the “Secured Indebtedness”).

3.Representations and Warranties. The Company represents and warrants to the Secured Creditor that:

(a)	The Company has not changed its name in the last three years;

(b)

The Company is a limited liability company duly formed and validly existing under the laws of the State of Texas of the United States of America, and the chief executive office of the Company is located at 508 West Wall, Suite 800 Midland, TX 79701;

(c)The Collateral constitutes “equipment” in the hands of the Company;

(d)

This Agreement does not violate or contravene (i) the certificate of formation or limited liability company agreement of the Company (ii) any material agreement to which the Company is a party or its assets are bound or (iii) any writ, judgment, order or decree of any judicial or administrative body by which the Company or its assets are bound; and

(e)

This Agreement creates a valid security interest in favor of the Secured Creditor in the Collateral and, when properly perfected by the filing of a financing statement, shall constitute a valid and perfected, first priority security interest in the Collateral free and clear of all liens, claims, security interests and other encumbrances (except security interests in favor of the Secured Creditor and mechanics’ liens, materialmen’s liens, warehousemen’s liens, carrier liens, and tax liens in each case for amounts that are not delinquent (“Permitted Liens”).

So long as any Secured Indebtedness remains unpaid, the Company shall be deemed to represent and warrant continuously to the Secured Creditor all of the representations and warranties set forth in this Section 3.

4.Maintenance of Collateral and Title.  The Company represents, warrants and covenants to and with the Secured Creditor that it has and will maintain absolute and exclusive title to each and every item of the Collateral, free and clear of all liens, claims, security interests and other encumbrances (except security interests in favor of the Secured Creditor and Permitted Liens).  However, the Company may lease the equipment to one or more affiliates of the Company pursuant to intercompany equipment lease agreements (the “Intercompany Leases”).  The Company shall ensure that at all times the Intercompany Leases in no way hinder the rights of the Secured Creditor to exercise its rights under this Agreement and that such Intercompany Leases shall make reference to and are subject to this Purchase Money Security Agreement and the rights of the Secured Creditor hereunder in all respects.  The Company will warrant and defend unto the Secured Creditor and its successors and assigns title to all of the Collateral purported to be owned by it, at the Company’s expense, against the claims and demands of all persons whomsoever. The Company shall pay any and all taxes, assessments and other public accounts and charges of every kind and nature that may be levied upon or assessed against any part of the Collateral. The Company shall not permit and shall cause the lessees under the Intercompany Leases not to permit any liens, claims, security interests or other encumbrances (except only security interests in favor of the Secured Creditor, Permitted Liens, and the Intercompany Leases) to attach to any part of the Collateral, nor permit any part of the Collateral to be levied upon under any legal process. The Company shall not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, nor permit any Collateral to become a fixture to real property or an accession to other personal property, other than under the Intercompany Leases. Except in the ordinary course of business consistent with past practice, the Company shall not do or permit to be done anything which might impair the value of any item of the Collateral owned by them or the security intended to be afforded hereby.

5.Inspection.  The Secured Creditor (by any of its officers, employees or agents) shall have the right at any reasonable time or times to inspect all files relating to the Collateral, to discuss the Company’s affairs and finances, insofar as the same are reasonably related to the rights of the Secured Creditor hereunder, with any Person to verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and, in this connection, to review, audit and make extracts from all records and files related to any of the Collateral.

6.Change in Name or Chief Executive Office.  The Company shall notify the Secured Creditor in writing 30 days prior to any change in its name, the location of its chief executive office or its jurisdiction of organization.

7.Rights and Remedies upon Default. (a)  Upon the occurrence and during the continuation of any Event of Default (as defined in the Notes) or any material default by the Company of any of the provisions hereof or breach of any representation or warranty of the Company contained herein or any material default by the Company of any of the provisions of, or breach of any representation or warranty of the Company contained in, any other Loan Document (as defined in the Notes), the Secured Creditor shall have, in addition to all other rights and remedies provided by law, all of the rights and remedies of a secured creditor under the UCC. The Secured Creditor shall have the specific right to demand that the Company return the Collateral, at the Company’s expense, to the Secured Creditor within ten days after notice of any such Event of Default or breach so that the Secured Creditor may exercise its rights as a secured creditor.  The Secured Creditor shall have all rights to enforce the rights of the Company under the Intercompany Leases and to collect all payments due from the lessees thereunder.

(b)In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Secured Creditor is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the Default Rate (as defined in the Notes), together with the reasonable costs of collection and the fees, charges and disbursements of counsel to the extent required to be paid in accordance with the Notes.  Any surplus remaining after the full payment and satisfaction of the Secured Indebtedness shall be returned, in a reasonably prompt fashion, to the Company or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(c)Failure by the Secured Creditor or the holders of the Secured Indebtedness to exercise any right, remedy or option under this Agreement, any other Loan Document (as defined in the Notes), any other document relating to the Secured Obligations, or as provided by applicable law, or any delay by the Secured Creditor or the holders of the Secured Indebtedness in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated.  To the extent permitted by applicable law, neither the Secured Creditor nor any of its agents shall be liable hereunder or under any other Loan Document for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Secured Creditor under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Creditor may have.

8.Waivers and Other Agreements. The Company, to the extent of its interest in the Collateral, hereby waives and releases any and all right to require the Secured Creditor to collect any of the Secured Indebtedness from any specific item or items of the Collateral or from any other collateral security under any theory of marshaling of assets or otherwise, and the Company specifically authorizes the Secured Creditor to apply any item or items of the Collateral in which it may have any interest against the Secured Indebtedness in the manner specified in the Notes. Secured Creditor is hereby authorized by the Company without any liability to the Secured Creditor, in its exclusive discretion and without notice to or demand upon the Company and without otherwise affecting the Company’s obligations hereunder, from time to time to take and hold other collateral (in addition to or other than the Collateral itself) for the payment of the Secured Indebtedness or any part thereof, and to accept and hold any endorsement or guaranty of payment of the Secured Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any other person granting security for or in any other way obligated upon the Secured Indebtedness or any part thereof.

9.Further Assurances. With respect to the Collateral, the Company agrees to do, file, record, make, execute and deliver all such acts, deeds, things, notices and instruments as may be reasonable or desirable in the opinion of the Secured Creditor in order to vest more fully in and assure to the Secured Creditor the liens on and security interests in the Collateral created hereby or intended so to be and the enforcement and realization of the benefits of, all of the rights, remedies and powers of the Secured Creditor hereunder relating to the Collateral. The Secured Creditor shall not have any obligation to take any steps, and the Company shall in each case duly take all steps, necessary to perfect and otherwise preserve against all other parties the rights of the Company and those of the Secured Creditor in the Collateral and each and every item thereof. The Company hereby authorizes the Secured Creditor to prepare and file any financing or continuation statements, or amendments thereof, or termination statements to be filed in any jurisdiction to give notice of this Agreement and the interest created hereby.

10.Transfer of Interest. Any or all of the rights, benefits and advantages of the Secured Creditor under this Agreement, and the right to receive payment of the principal of and premium, if any, and interest on the Notes as and when due and payable by the Company may be assigned by the Secured Creditor and reassigned by any assignee at any time and from time to time.

11.Expenses. The Company shall pay all costs of filing of any financing, continuation or termination statements or security agreements with respect to the Collateral deemed by the Secured Creditor to be necessary or advisable in order to perfect and protect the liens and security interests hereby created in favor of the Secured Creditor or intended so to be. The Company agrees that the Collateral secures, and further agrees to pay on demand, all reasonable expenses (including but not limited to reasonable attorneys’ fees and other costs for legal services, costs of insurance and payments of taxes or other charges) of or incidental to the custody, care, sale or collection of or realization on any of the Collateral or in any way relating to the enforcement or protection of the rights of the Secured Creditor hereunder.

12.Severability. The invalidity or unenforceability of any provision hereof shall in no way affect, diminish or impair the validity or enforceability of any other provision.

13.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed wholly within Texas by Texas residents.

14.Headings. Headings in this Agreement are included herein for of reference only and shall not constitute a part of this Agreement for any other purpose.

15.Counterparts. This Agreement may be executed in any number of counterparts, all of whom together shall constitute one and the same instrument, and either of the parties hereto may execute this by signing any such counterpart.

16.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

In witness whereof, the parties hereto have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

Dawson Operating, LLCGTC, Inc.

By:/s/ Tony Clark  By:/s/ Robert Curda

Tony Clark      Robert Curda

Chief Executive Officer      Chief Financial Officer